GTT Files for Chapter 11 to Implement Prepackaged Plan
–Voluntary chapter 11 cases filed for entities based in the United States (U.S.) consistent with Company’s previously announced Restructuring Support Agreement (RSA) with key stakeholders

–Large majorities of lenders and noteholders have approved the Prepackaged Plan

–The combination of the recently completed infrastructure division sale and the transactions contemplated by the Prepackaged Plan will reduce the Company’s debt by approximately $2.8 billion

–Business continues as usual and without interruption both in the U.S. and globally; vendors, employees and other partners to be paid in the ordinary course of business

MCLEAN, VA, October 31, 2021 – GTT Communications, Inc., “GTT” or “the Company”, a leading global cloud networking provider to multinational clients, announced today that the Company and certain of its direct and indirect subsidiaries have commenced prepackaged chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York to effectuate a deleveraging of GTT’s capital structure. GTT’s foreign businesses and operations outside of the U.S. are not included in the filing and are unaffected by the chapter 11 cases.

As previously announced, on September 1, 2021, GTT entered into an RSA with key stakeholders, including holders of a majority of its secured and unsecured debt and I Squared Capital, to implement a comprehensive restructuring of the Company’s balance sheet following the sale of its infrastructure division to I Squared Capital. The sale closed on September 16, 2021.

Subsequent to executing the RSA and the closing of the sale, GTT solicited acceptances of its Prepackaged Plan, which received overwhelming support from its debtholders. Lenders holding over 88% of the aggregate outstanding principal amount of GTT’s secured loans and holders of over 88% of the aggregate outstanding principal amount of GTT’s 7.875% Senior Notes due 2024, including all lenders and noteholders that voted on the Prepackaged Plan, voted to accept. The Company is seeking to have the Prepackaged Plan confirmed in mid-December.

The Prepackaged Plan advances GTT on its path to improve its capital structure and execute its long-term business strategy. The combination of the completed infrastructure division sale and the transactions contemplated by the Prepackaged Plan will reduce the Company’s debt by approximately $2.8 billion.

GTT is operating and serving its customers in the U.S. and globally without interruption. The RSA and the Prepackaged Plan provide for vendors, employees and other partners to be paid in the ordinary course of business for obligations incurred prior to and after the commencement of the chapter 11 cases. The Company has access to sufficient liquidity to operate its businesses including the payment of all such obligations. GTT expects to emerge from this process following receipt of the necessary regulatory approvals for the restructuring.

Ernie Ortega, Chief Executive Officer of GTT, said, “I am pleased by the support we’ve received from our debtholders and other stakeholders demonstrating their confidence in the Company’s business plan and long-term strategy. Following the entry into the RSA, we closed the sale of our infrastructure division, and repaid a significant portion of our secured debt, as we said we would. Commencing the Company’s chapter

11 cases is the next major milestone that enables us to further strengthen our financial position as we continue to operate our business around the world.”

Ortega added, “GTT remains committed to providing market-leading network solutions to our clients throughout the restructuring process and beyond. The main pillars of our business strategy that focus on operational excellence and providing a differentiated customer experience remain intact. We will continue to place the needs of our customers first, encouraged by the positive progress we are seeing across the key operational metrics impacting customer experience. I am thankful for everyone on our team who works tirelessly to deliver top-tier services to our global client base. I would also like to express my gratitude to our valued clients with whom we are honored to partner.”

GTT’s legal advisor in connection with the restructuring is Akin Gump Strauss Hauer & Feld LLP. Alvarez & Marsal North America, LLC serves as its restructuring advisor and TRS Advisors, a group within the investment banking division of Piper Sandler & Co., serves as its investment banker for the restructuring.

Interested parties who may have questions related to the restructuring may call Prime Clerk, at (877) 329-1803 or (347) 532-7908 (international) or send an email to GTTInfo@PrimeClerk.com. In addition, information related to the restructuring is available at https://cases.primeclerk.com/GTT.
GTT Media Inquiries:
Allison McLarty, Edelman
gtt@edelman.com

GTT Investor Relations:
Charlie Lucas, VP of Finance, GTT
investorrelations@gtt.net

About GTT
GTT provides secure global connectivity, improving network performance and agility for your people, places, applications and clouds. We operate a global Tier 1 internet network and provide a comprehensive suite of cloud networking and managed solutions that utilize advanced software-defined networking and security technologies. We serve thousands of businesses with a portfolio that includes SD-WAN and other WAN services, internet, security and voice services. Our customers benefit from a customer-first service experience underpinned by our commitment to operational excellence. For more information on GTT, please visit www.gtt.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the expected impact of the Company’s voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code constitute forward-looking statements that are based on the Company’s current expectations. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (1) the Company has announced that its previously issued financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s previously disclosed review of certain accounting issues (the “Review”); the Company is continuing to finalize its quantification of the impact of errors identified by the Review on financial results for the Non-Reliance Periods and the impact may be materially different than previously disclosed estimates; (2) the completion of the Review and the completion and filing of the restated financial statements relating to the Company’s previously issued consolidated financial statements for the Non-Reliance Periods, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and any subsequent delayed periodic filings with the Securities and Exchange Commission (the “SEC”) may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (3) existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (4) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (5) the Company could be subject to cyber-attacks and other security breaches; (6) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (7) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (8) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (9) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (10) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (11) the Company may be liable for the material that content providers distribute over its network; (12) the Company has generated net losses historically and may continue to do so; (13) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (14) the Company may be unable to retain or hire key employees; (15) the Company recently announced management changes; (16) the Company is subject to risks relating to the international operations of its business; (17) the Company may be affected by tax assessments, unfavorable tax audit outcomes, delayed tax filings and future increased levels of taxation; (18) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (19) the potential failure of the Company to realize anticipated benefits of the sale of the Company’s infrastructure division (the “Sale Transaction”); (20) risks from relying on Cube Telecom Europe Bidco Limited (the “Buyer”) for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by that certain Sale and Purchase Agreement, dated as of October 16, 2020 (as amended, the “Infrastructure SPA”), among the Company, its subsidiaries GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited and GTT Americas, LLC (collectively, the “Sellers”) and the Buyer; (21 the potential impact of consummation of the Sale Transaction on relationships with third parties, including customers, employees and competitors; (22) the ability to attract new customers and retain existing customers in the manner anticipated; (23) the Company has announced that it expects to report material weaknesses in internal control over financial reporting and its internal control over financial reporting may have further weaknesses of which the Company is not currently aware or which have not been detected, (24) the RSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur, and (25) the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of the Company’s businesses during the Chapter 11 Cases and other risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions, the effects of the Chapter 11 Cases on the Company and on the interests of various constituencies, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs in connection with the Chapter 11 Cases. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).